Exhibit 10.1


                                   FORM OF
                           WAINOCO OIL CORPORATION
                     NONQUALIFIED STOCK OPTION AGREEMENT


    Agreement made effective the ____ day of __________, 199_, between Wainoco Oil Corporation, a Wyoming corporation (the "Company"), and
("Optionee").

    By affording Optionee the opportunity to purchase shares of the Common Stock, no par value, of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein, the Company and Optionee hereby agree as follows:

    1. Grant of Option. The Company hereby irrevocable grants to Optionee the right and option (the "Option") to purchase all or any part of an aggregate of shares of Stock, on the terms and conditions set forth herein. This Option is not intended to qualify as an "incentive stock option" within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

    2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $______ per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of the Option.

    3. Exercise of Option. (a) The Option granted pursuant to this Agreement may be exercised during the period beginning on the later of [the grant date] and the date upon which registration of the shares underlying the Option becomes effective (the "Initial Exercise Date") and ending [five years from grant date] in whole at any time or in part from time to time, but only as to the shares as to which the right to exercise has matured at the time of exercise. This option will become exercisable as to the number of shares set opposite the date or dates set forth below:

                        Date                                 Number of Shares
   ------------------------------------------------------    ----------------
   Initial Exercise Date/[First Ann. of Grant Date]               [20%]
   [First Ann. of Grant Date]/[Second Ann. of Grant Date]         [40%]
   [Second Ann. of Grant Date]/[Third Ann. of Grant Date]         [70%]
   [Third Ann. of Grant Date]                                    [100%]

    (b) Subject to the earlier expiration of the Option as herein provided and subject to the terms and conditions contained herein, the Option may be exercised, by written notice (which complies in all respects with the provisions of this Agreement) to the Company at its principal executive office addressed to the attention of the Secretary of the Company, at any time and from time to time beginning on the Initial Exercise Date, identifying the option and specifying the number of shares that the Optionee decides to purchase, such exercise to be effective at the time of receipt of such written notice at the Company's principal executive office during normal business hours. The notice shall not be considered to be properly given unless accompanied by all documentation deemed appropriate by the Compensation Committee of the Board of Directors of the Company (the "Committee") to reflect exercise of the Option and compliance with all applicable laws, rules and regulations. The notice shall state a requested delivery date and the denominations for the share certificate or certificates. The Company shall use its best efforts to deliver the share certificates within five business days.

    4. Payment of Option Exercise Price. The full price per share (the "Exercise Price") for the shares with respect to which the Option is being exercised shall be payable to the Company at the time of exercise (giving notice) (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, by tendering to the Company shares of Stock owned by the Optionee having an aggregate market value per share (closing price on a publicly traded stock exchange) as of the date of exercise and tender that is not greater than the Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above; however, the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the Optionee (or not required surrender of) the certificate for the shares being tendered upon the exercise. Payment instruments will be received subject to collection.

    5. Non-Transferability. The Option may not be transferred by Optionee otherwise than by will or the laws of descent and distribution.

    6. Termination of Employment. (a) If the Optionee's employment with the Company is terminated for reasons other than (i) retirement pursuant to a retirement plan of the Company ("retirement"), (ii) permanent disability or
(iii) death, the Option shall be exercisable by him, subject to Section (3) above, only within three months after such termination, but only to the extent the Option was exercisable on the termination date.

    (b) If, however, any termination of employment is due to retirement or permanent disability, the Optionee shall have the right, subject to the provisions of Section (3) above, to exercise the Option at any time within 12 months after the termination date to the extent that the Optionee was entitled to exercise the same on the termination date. Whether any termination of employment is due to retirement or permanent disability and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for the purposes of this Agreement shall be determined by the Committee.

    (c) If the Optionee shall die while entitled to exercise the Option, the Optionee's estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of Section (3) above, to exercise the Option at any time within 12 months after the date of the Optionee's death, to the extend that the Optionee was entitled to exercise the same on the day of the Optionee's death.

    7. Withholding of Tax. To the extent that the exercise of the Option is a taxable event with respect to which the Company has a duty to withhold for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise (or such time as the law permits if Optionee is subject to Section 16(b)) such money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of such resulting compensation income or otherwise refuse to issue or transfer any shares otherwise required to be issued pursuant to the terms hereof.

    8. Securities Matters. The Option granted herein shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares hereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Board.

    9. Recapitalization or Reorganization. (a) The shares with respect to which the Option may be exercised are shares of Stock as presently constituted. If, and whenever, prior to the expiration of the Option, the Company shall effect a subdivision of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which the Option may thereafter be exercised shall be proportionately increased, and the purchase price per share under the Option shall be proportionately reduced. If, and whenever, prior to the expiration of the Option, the Company shall effect a consolidation of shares of Stock, the number of shares of Stock with respect to which the Option may thereafter be exercised shall be proportionately reduced, and the purchase price per share under the Option shall be proportionately increased.

    (b) The issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to the Option or the Exercise Price per share.

    (c) If the Company effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a "Fundamental Change"), then thereafter upon any exercise of the Option, the Optionee shall be entitled to purchase under the Option, in lieu of the number of shares of Stock that would have been received, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Stock covered by the Option.

    10. Employment Relationship. For purposes of this Agreement, Optionee shall be considered to be in the employment of the Company as long as Optionee remains an employee of either the Company, a parent or subsidiary corporation (as defined in Section 425 of the Code) of the company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new agreement for this Agreement. Any question as to whether and when there has been a termination of such employment, for purposes of this Agreement, and the cause of such termination, for purposes of this Agreement, shall be determined by the Committee, and its determination shall be final. Nothing herein shall give Optionee any right to continued employment or affect in any manner the right of the Company or any subsidiary or parent corporation to terminate the employment of Optionee.

    11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee. This Agreement and all actions taken shall be governed by and constructed in accordance with laws of the State of Texas. The Committee shall have authority to construe the terms of this Agreement, and the Committee's determinations shall be final and binding on Optionee and the Company.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and Optionee has executed this Agreement as of the day and year first above written.

                                WAINOCO OIL CORPORATION



                                By: __________________________


                                OPTIONEE



                                ______________________________